CUMBERLAND PHARMACEUTICALS REPORTS
25% REVENUE GROWTH FOR THE FULL YEAR 2017
- National sales and distribution of Totect® initiated
- New Data on Caldolor® and Vaprisol® published
- Co-promotion for Kristalose® launched

NASHVILLE, TN (Tuesday, March 6, 2018) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care, gastroenterology, and oncology supportive care, today announced fourth quarter and full year 2017 financial results. Net Revenues for the year ended December 31, 2017 were $41.2 million, a 25% increase over the prior year period.
As of December 31, 2017, the Company had $93.2 million in total assets including $50.1 million in cash and investments. Total Liabilities were $29.3 million and Total Shareholder’s Equity was $64.1 million. Cumberland also had fully reserved for $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
2017 Highlights:

•	Launched Totect® in the U.S. with national distribution and promotion for the brand.

•	Data from several favorable clinical trials published featuring Caldolor® and Vaprisol®.

•	Initiated co-promotion support for Kristalose® significantly expanding physician coverage.

•	Advanced patient enrollment in Phase II Boxaban®, Portaban® and Vasculan® clinical studies.

"These are exciting times at Cumberland as we progress on our key objectives,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "Our product portfolio has grown, our reach has substantially increased, and our pipeline now addresses several significant market opportunities. This diversified strategy has driven our double-digit top line growth over the past year. We enter 2018 with strong momentum and will work to continue our growth, improve our bottom line and progress our clinical programs."

Cumberland expanded its commercial product line in 2017 with the acquisition of exclusive U.S. rights to Totect® (dexrazoxane hydrochloride). Totect is an FDA-approved hospital based oncology intervention drug, indicated to treat the toxic effects of anthracycline chemotherapy. Totect was launched during a national shortage of dexrazoxane, resulting in strong initial demand for the brand. To support oncology patients during the shortage, Cumberland provided emergency shipments of the product to cancer centers and children’s hospitals across the country.

Caldolor and Vaprisol were the subject of favorable clinical publications in 2017. One study on Caldolor demonstrated its ability to significantly reduce fever in hospitalized children. Another study provided evidence that Caldolor can significantly improve post-operative pain control while also significantly reducing opioid use in patients undergoing surgery. Vaprisol was also highlighted in a publication as a well-tolerated solution for hyponatremia - a potentially serious condition that continues to be a leading type of electrolyte imbalance seen in hospitalized patients.

During 2017, Cumberland also entered into a co-promotion arrangement with Poly Pharmaceuticals, Inc. Poly is a privately held U.S. specialty pharmaceutical company that is introducing Kristalose to medical specialties Cumberland doesn't cover - bringing the brand’s message to thousands of new medical professionals.

The Company's clinical pipeline programs continued to advance in 2017. Patient enrollment progressed in the Phase II Vasculan and Portaban studies, and Cumberland initiated a follow-on Boxaban study in allergy and asthma centers across the U.S after FDA clearance earlier in the year.

FINANCIAL RESULTS:
Net Revenue: For the three months ended December 31, 2017, net revenues were $11.6 million, up 28% from $9.1 million for the prior year period. Net revenue by product for the three months ended December 31, 2017, included $3.4 million for Kristalose®, $2.5 million for Ethyol®, $2.2 million for Acetadote®, including the Company's Authorized Generic, $1.4 million for Caldolor®, $1.1 million for Totect®, $0.6 million for Omeclamox®-Pak, and $0.2 million for Vaprisol®.
For the year ended December 31, 2017, net revenues were $41.2 million up 25% from $33.0 million for the year ended December 31, 2016.
Operating Expenses: Total operating expenses for the three months ended December 31, 2017 were $12.6 million, compared to $10.0 million during the prior year period. Total operating expenses for the year ended December 31, 2017 were $45.2 million, compared to $34.5 million for 2016. This change included increases in the royalties and cost of goods associated with the growth in sales.
Adjusted Earnings: Adjusted Earnings for the three months ended December 31, 2017 were $0.4 million, or $0.03 per share, compared to $(0.1) million, or $(0.01) per share in 2016. Adjusted Earnings for the full year ended December 31, 2017 were $0.1 million compared to $1.8 million, or $0.11 per share in 2016. This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, and non-recurring expenses. The definition and the reconciliation of Adjusted Earnings are provided in this release.
During the fourth quarter the Company recorded a non-cash expense of $372,500 for the contribution of Cumberland shares to its newly formed charitable foundation. That expense is in addition to the $4.2 million in non-cash expense resulting from an increase in the valuation allowance for the Company’s deferred tax assets.
Balance Sheet: At December 31, 2017, Cumberland had $50.1 million in cash and marketable securities, with $45.4 million in cash and equivalents and $4.7 million in marketable securities. Total assets at December 31, 2017 were $93.2 million. Total Liabilities were $29.3 million, including $9.8 million outstanding on the Company's revolving line of credit, resulting in Total Shareholder's Equity of $64.1 million. Cumberland also had fully reserved for $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, March 6, 2018 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2017 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 2599485. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high-quality prescription brands to improve patient care. The Company develops, acquires, and commercializes brands for the hospital acute care, gastroenterology, and oncology market segments.

The Company’s portfolio of FDA approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Ethyol® (amifostine) Injection, for the reduction of xerostomia (dry mouth) in patients undergoing post-operative radiation treatment for head and neck cancer and the renal toxicity associated with the administration of cisplatin in patients with advanced ovarian cancer;

•
Totect® (dexrazoxane hydrochloride) Injection, for emergency oncology intervention, to treat the toxic effects of anthracycline chemotherapy in case of extravasation (drug leakage from the bloodstream into the tissues).

Cumberland’s pipeline of product candidates includes:

•	Hepatoren® (ifetroban) Injection, a Phase II candidate for the treatment of critically ill patients suffering from liver and kidney failure associated with hepatorenal syndrome (“HRS”);

•	Boxaban® (ifetroban) Oral Capsules, a Phase II candidate for the treatment of asthma patients with aspirin-exacerbated respiratory disease ("AERD");

•	Vasculan® (ifetroban) Oral Capsules, a Phase II candidate for the treatment of patients with systemic sclerosis (SSc) form of autoimmune disease;

•	Portaban® (ifetroban) Injection and Oral Capsules, a Phase II candidate for the treatment of patients with portal hypertension associated with liver disease;

•	RediTrex™ (methotrexate) Injection, an approval submission candidate for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as severe disabling psoriasis.

For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics.

Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.
About Ethyol® (amifostine) Injection
Ethyol is indicated to reduce the cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer. It is indicated to reduce the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands.

About Totect® (dexrazoxane) Injection
Totect is an anthracycline extravasation agent approved by the United States Food and Drug Administration. Anthracyclines are used to treat many types of cancer and are among the most common cancer therapies.

Extravasation of anthracycline occurs when there is accidental leaking of the intravenously-administered medication into the surrounding tissues. Such extravasation can result in serious complications for cancer patients including tissue necrosis with skin ulceration. In addition to tissue damage, an anthracycline extravasation may cause damage to the nerves, tendons, muscle, and joints. For more information please visit www.totect.com.

About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and Gloria Pharmaceuticals. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center, provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Jeff Bradford
Corporate Relations	the Bradford Group
(615) 255-0068	(615) 515-4880

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2017 and 2016
(Unaudited)

	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$45,412,868	$34,510,330
Marketable securities	4,672,476	15,622,111
Accounts receivable, net of allowances	8,395,112	7,330,127
Inventories, net	6,737,848	5,371,729
Prepaid and other current assets	3,466,541	2,710,967
Total current assets	68,684,845	65,545,264
Property and equipment, net	528,882	464,454
Intangible assets, net	21,444,545	22,154,176
Deferred tax assets, net	87,210	3,119,930
Other assets	2,486,830	2,120,742
Total assets	$93,232,312	$93,404,566

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,979,929	$8,036,611
Other current liabilities	8,714,814	6,755,652
Total current liabilities	17,694,743	14,792,263
Revolving line of credit	9,800,000	4,100,000
Other long-term liabilities	1,815,968	1,391,484
Total liabilities	29,310,711	20,283,747
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 15,723,075 and 16,074,176 shares issued and outstanding as of December 31, 2017 and 2016, respectively	52,410,941	54,643,268
Retained earnings	11,709,222	18,604,931
Total shareholders’ equity	64,120,163	73,248,199
Noncontrolling interests	(198,562)	(127,380)
Total equity	63,921,601	73,120,819
Total liabilities and equity	$93,232,312	$93,404,566

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016

Revenues:
Net product revenue	$11,441,997	$9,012,219	$40,376,563	$32,478,185
Other revenue	207,291	69,221	773,568	547,375
Net revenues	11,649,288	9,081,440	41,150,131	33,025,560
Costs and expenses:
Cost of products sold	2,153,809	1,605,512	7,370,585	5,958,660
Selling and marketing	5,318,546	3,967,526	21,492,937	14,553,481
Research and development	979,414	1,160,786	3,901,365	3,190,700
General and administrative	3,476,212	2,743,868	10,030,370	8,561,811
Amortization	624,633	561,119	2,436,222	2,194,039
Total costs and expenses	12,552,614	10,038,811	45,231,479	34,458,691
Operating income (loss)	(903,326)	(957,371)	(4,081,348)	(1,433,131)
Interest income	82,477	44,413	299,326	204,661
Interest expense	(22,258)	(28,615)	(92,904)	(106,392)
Income (loss) before income taxes	(843,107)	(941,573)	(3,874,926)	(1,334,862)
Income tax (expense) benefit	21,303	171,642	(4,174,889)	330,924
Net income (loss)	(821,804)	(769,931)	(8,049,815)	(1,003,938)
Net loss at subsidiary attributable to noncontrolling interests	21,259	20,237	71,182	59,255
Net income (loss) attributable to common shareholders	$(800,545)	$(749,694)	$(7,978,633)	$(944,683)

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.05)	$(0.05)	$(0.50)	$(0.06)
Diluted	$(0.05)	$(0.05)	$(0.50)	$(0.06)
Weighted-average common shares outstanding:
Basic	15,727,496	16,142,048	15,911,577	16,236,525
Diluted	15,727,496	16,142,048	15,911,577	16,236,525

Comprehensive income (loss) attributable to common shareholders	(800,545)	(749,694)	(7,978,633)	(944,683)
Net loss at subsidiary attributable to noncontrolling interests	21,259	20,237	71,182	59,255
Total comprehensive income (loss)	$(821,804)	$(769,931)	$(8,049,815)	$(1,003,938)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2017 and 2016
(Unaudited)

	2017	2016

Cash flows from operating activities:
Net income (loss)	$(8,049,815)	$(1,003,938)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization expense	2,647,753	2,396,908
Deferred tax expense	4,206,753	619,580
Share-based compensation	1,115,063	852,102
Share-based compensation (foundation contribution)	372,500	—
Excess tax (benefit) expense derived from exercise of stock options	(91,109)	1,026,413
Noncash interest expense	77,911	84,539
Noncash investment gains	(52,012)	(74,015)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(1,064,985)	(1,253,007)
Inventory	(1,366,118)	(1,101,586)
Prepaid, other current assets and other assets	(1,074,369)	(1,556,282)
Accounts payable and other current liabilities	2,307,617	191,901
Other long-term liabilities	413,097	386,863
Net cash provided by (used in) operating activities	(557,714)	569,478
Cash flows from investing activities:
Additions to property and equipment	(275,960)	(130,872)
Additions to intangible assets	(1,213,110)	(2,000,226)
Proceeds from sale of marketable securities	13,381,061	4,489,111
Purchases of marketable securities	(2,379,414)	(5,473,092)
Net cash provided by (used in) investing activities	9,512,577	(3,115,079)
Cash flows from financing activities:
Borrowings on line of credit	24,500,000	2,400,000
Payments on line of credit	(18,800,000)	—
Payments of deferred equity offering costs	(27,950)	—
Repurchase of common shares	(3,724,375)	(2,520,715)
Excess tax expense derived from exercise of stock options	—	(1,026,413)
Net cash provided by (used in) financing activities	1,947,675	(1,147,128)
Net increase (decrease) in cash and cash equivalents	10,902,538	(3,692,729)
Cash and cash equivalents, beginning of year	34,510,330	38,203,059
Cash and cash equivalents, end of year	$45,412,868	$34,510,330

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2017	2017	2016	2016

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(800,545)	$(0.05)	$(749,694)	$(0.05)
Less: Net loss at subsidiary attributable to noncontrolling interests	21,259	—	20,237	—
Net income (loss)	(821,804)	(0.05)	(769,931)	(0.05)
Adjustments to net income				—
Income tax expense (benefit)	(21,303)	—	(171,642)	(0.01)
Depreciation and amortization	673,559	0.04	611,851	0.04
Share-based compensation (a)	265,865	0.02	228,598	0.01
Charitable contribution of shares (b)	372,500	0.02	—
Interest income	(82,477)	(0.01)	(44,413)	—
Interest expense	22,258	—	28,615	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$408,598	$0.03	$(116,922)	$(0.01)

Diluted weighted-average common shares outstanding:		16,196,334		16,142,048

	Twelve months ended December 31,		Twelve months ended December 31,
	2017	2017	2016	2016

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(7,978,633)	$(0.49)	$(944,683)	$(0.06)
Less: Net loss at subsidiary attributable to noncontrolling interests	71,182	—	59,255	—
Net income (loss)	(8,049,815)	(0.49)	(1,003,938)	(0.06)
Adjustments to net income (loss)
Income tax expense (benefit)	4,174,889	0.26	(330,924)	(0.02)
Depreciation and amortization	2,647,753	0.16	2,396,908	0.14
Share-based compensation (a)	1,115,063	0.07	852,102	0.05
Charitable contribution of shares (b)	372,500	0.02	—	—
Interest income	(299,326)	(0.02)	(204,661)	(0.01)
Interest expense	92,904	0.01	106,392	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$53,968	$—	$1,815,879	$0.11

Diluted weighted-average common shares outstanding:		16,324,978		16,559,259

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the expense of Cumberland shares donated to the Cumberland Pharma Foundation.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.